Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Dick Hobbs (414) 347-3836

SENSIENT TECHNOLOGIES ACQUIRES PARTNER’S INTEREST IN LCW POLSKA

Transaction Strengthens Presence in Important European Market

MILWAUKEE, November 2, 2011 – Sensient Technologies Corporation (NYSE: SXT) today announced that it has reached agreement to acquire its joint venture partner’s interest in LCW Polska.  The transaction is expected to be completed before the end of the year and will give Sensient full ownership of the cosmetic color and ingredients company.  The business is located in Poznań, Poland.

LCW Polska supplies cosmetic ingredients for a range of applications, including nail polish, make-up and skin care.  With full ownership of the Company, Sensient strengthens its presence in Central and Eastern Europe.  The business has a strong market presence and supplies a growing customer base.

“Strengthening our access to new markets is a key part of the Company’s strategy,” said Kenneth P. Manning, Chairman, President and CEO of Sensient Technologies Corporation.  “Poland is an important market where we see a great deal of opportunity.”

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

Sensient Technologies Corporation	Page 2
Sensient Acquires Partner's Interest in LCW Polska
November 2, 2011

This release contains forward-looking statements that reflect management’s current assumptions and estimates of future economic circumstances, industry conditions, Company performance and financial results.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for such forward-looking statements.  A variety of factors, including general economic conditions affecting the Company’s worldwide business, could cause the Company’s actual results and experience to differ materially from the anticipated results.  The forward-looking statements in this press release speak only as to the date of this release.  Sensient Technologies expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations upon which such statements are based.

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